THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE WARRANT UNDER SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


Warrant No.  2                       Warrant to Purchase Two Million (2,000,000)
                                     Shares of Common Stock



                        WARRANT TO PURCHASE COMMON STOCK
                                       of
                             ASIA WEB HOLDINGS, INC.
                            Void after June 19, 2005


                  This certifies that, for value received, Selim K. Zilkha Trust, established under the laws of the State of California ("Zilkha") or registered assigns ("Holder") is entitled, subject to the terms set forth below, to purchase from Asia Web Holdings, Inc. (the "Company" or "AWHI"), a Delaware corporation, shares of Common Stock of the Company, as constituted on the date hereof (the "Warrant Issue Date"), upon surrender hereof, at the principal office of the Company referred to below, with the subscription form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price as set forth in Section 2 below. The number, character and Exercise Price of such shares of Common Stock are subject to adjustment as provided below. The term "Warrant" as used herein shall include this Warrant, and any warrants delivered in substitution or exchange therefor as provided herein.


1. TERM OF WARRANT. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the Warrant Issue Date and ending at 5:00 p.m., Pacific Standard Time, on June 19, 2005, and shall be void thereafter.

2. EXERCISE PRICE. The "Exercise Price" at which this Warrant may be exercised shall be Five Dollars ($5.00) per share of Common Stock, as adjusted from time to time pursuant to Section 11 hereof.

3.                EXERCISE OF WARRANT.

                  (a) The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, but not for less than 100,000 shares at a time (or such lesser number of shares which may then constitute the maximum number purchasable; such number being subject to adjustment as provided in Section 11 below), at any time, or from time to time, during the term hereof as described in Section 1 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment (i) in cash or by check acceptable to the Company, (ii) by cancellation by the Holder of indebtedness or other obligations of the Company to the Holder, or (iii) by a combination of (i) and (ii), of the purchase price of the shares to be purchased.

                  (b) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

4. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a prompt cash payment equal to the Fair Market Value of a share of Common Stock multiplied by such fraction.

5. REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

6. RIGHTS OF STOCKHOLDERS. Subject to Sections 9 and 11 of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein.

7.                TRANSFER OF WARRANT.

                  (a) WARRANT REGISTER. The Company will maintain a register (the "Warrant Register") containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change his or her address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

                  (b) WARRANT AGENT. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in
                           Section 7(a) above, issuing the Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

                  (c) TRANSFERABILITY AND NONNEGOTIABILITY OF WARRANT. This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). Subject to the Provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the "Act"), title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment Form annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

                  (d) EXCHANGE OF WARRANT UPON A TRANSFER. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Act and with the limitations on assignments and transfers contained in this Section 7, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as tile Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

                  (a)      COMPLIANCE WITH SECURITIES LAWS

                           (i) The Holder of this Warrant, by acceptance hereof,
                  acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof or conversion thereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof or conversion thereof except under circumstances that will not result in a violation of the Act or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

                           (ii) This Warrant and all shares of Common Stock
                  issued upon exercise hereof or conversion thereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

                  THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND APPLICABLE LAWS. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER OR SALE MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD HEREOF TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

8. RESERVATION OF STOCK. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation (the "Certificate") to provide sufficient reserves of shares of its Common Stock for issuance. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

9. NOTICES. (a) Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 11 hereof, the Company shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder of this Warrant.

                  (b) In case:

                           (i) the Company shall take a record of the holders of
                  its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

                           (ii) of any capital reorganization of the Company,
                  any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or

                           (iii) of any voluntary dissolution, liquidation or
                  winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least 30 days prior to the date therein specified.

                  (c) All such notices, advices and communications shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the third business day following the date of such mailing.

10. AMENDMENTS. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

11. ADJUSTMENTS. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

                  (a) MERGER, SALE OF ASSETS, ETC. If at any time while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 11. The foregoing provisions of this Section 11(a) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

                  (b) RECLASSIFICATION, ETC. If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 11.

                  (c) SPLIT, SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

                  (d) ADJUSTMENTS FOR DIVIDENDS IN STOCK OR OTHER SECURITIES OR PROPERTY. If while this Warrant, or any portion hereof, remains outstanding and unexpired, the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this
                           Section 11.

                  (e) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment pursuant to this
                           Section 11, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

                  (f) NO IMPAIRMENT. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 11 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

                  (g) LIQUIDATION; DISSOLUTION. If the Company shall dissolve, liquidate or wind up its affairs, the Holder shall have the right, but not the obligation, to exercise this Warrant effective as of the date of such dissolution, liquidation or winding up. If any such dissolution, liquidation or winding up results in any cash distribution to the Holder in excess of the aggregate Exercise Price for the shares of Common Stock for which this Warrant is exercised, then the Holder may, at its option, exercise this Warrant without making payment of such aggregate Exercise Price and, in such case, the Company shall, upon distribution to the Holder, consider such aggregate Exercise Price to have been paid in full, and in making such settlement to the Holder, shall deduct an amount equal to such aggregate Exercise Price from the amount payable to Holder.

12.               MISCELLANEOUS.

                  (a) GOVERNING LAW AND MODIFICATION. This Warrant shall be deemed to be made under, and shall be governed by, the laws of the State of California in all respects, including matters of construction, validity, and performance, and its terms and provisions may not be waived, altered, modified, or amended except in writing duly signed by an authorized officer of the Company and by the Holder. Venue shall be in the State and Federal courts in the County of Los Angeles, State of California.

                  (b) ATTORNEYS' FEES AND COSTS. In addition to the amounts guaranteed under this agreement, the Company agrees to pay legal interest from the date of this Warrant, reasonable attorneys' fees and all other costs and expenses incurred by the Holder in enforcing this Warrant in any action or proceeding arising out of, or relating to, this Warrant.

                  (c) SATURDAYS, SUNDAYS AND HOLIDAYS. If the expiration date for this Warrant falls on a Saturday, Sunday or a day on which banks in the State of California are authorized or required by law to close, then the exercise date will be on the following business day.

                  (d) REMEDIES. The Company stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate to the fullest extent permitted by law, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

                  (e) NONWAIVER; CUMULATIVE REMEDIES. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the rights, powers or remedies of the Holder. No single or partial waiver by the Holder of any provision of this Warrant or of any breach or default hereunder or of any right or remedy shall operate as a waiver of any other provision, breach, default right or remedy or of the same provision, breach, default, right or remedy on a future occasion. The rights and remedies provided in this Warrant are cumulative and are in addition to al rights and remedies which the Holder and each Shareholder may have in law or in equity or by statute otherwise.

                  (f) SUCCESSORS AND ASSIGNS. This Warrant shall be binding upon, the Company and any person or entity succeeding the Company be merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company with respect to the shares of Common Stock issuable upon exercise of this Warrant, shall survive the exercise, expiration or termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the Holder and its successors and assigns. The Company shall, at the time of exercise of this Warrant, in whole or in party, upon request of the Holder but at the Company's expense, acknowledge in writing its continuing obligations hereunder with respect to rights of the Holder to which it shall continue to be entitled after such exercise in accordance with the terms hereof; provided that the failure of the Holder to make any such request shall not affect the continuing obligation of the Company to the Holder in respect of such rights.

                  (g) INTEGRATION. This Warrant and that certain Stock Purchase Agreement to which the Company and the original Holder of this Warrant are parties replace all prior and contemporaneous agreements and supersede all prior and contemporaneous negotiations between the parties with respect to the transactions contemplated herein and constitute the entire agreement of the parties with respect to the transactions contemplated herein.

                  (f) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company in this Warrant shall survive the execution and delivery of this Warrant and the consummation of the transactions contemplated hereby, notwithstanding any investigation by the Holder or its agents.


                  IN WITNESS WHEREOF, ASIA WEB HOLDINGS, INC. has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated:   June 19, 2000


      ASIA WEB HOLDINGS, INC.                      HOLDER: Selim K. Zilkha Trust



By:   /s/ Lawrence Schaffer                  By:   /s/ Selim K. Zilkha
      --------------------------                   --------------------------

      Lawrence Schaffer, President                 Selim K. Zilkha, Trustee

                               NOTICE OF EXERCISE



To:      ASIA WEB HOLDINGS, INC.

By:


         (1) The undersigned hereby: (A) elects to purchase shares of Common Stock of ASIA WEB HOLDINGS, INC. pursuant to the provisions of Section 3(a) of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

         (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock thereof are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws.

         (3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


                  ----------------------------------------



         (4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:


                      -------------------------------------
                      (Name)


Dated:
               -------------------------------------


By:
               -------------------------------------

                                 ASSIGNMENT FORM



         FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:


Name of Assignee                    Address                        No. of Shares






and does hereby irrevocably constitute and appoint ____________________ to make such transfer on the books of ASIA WEB HOLDINGS, INC., maintained for the purpose, with full power of substitution in the premises.

         The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of stock to be issued upon exercise hereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws. Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale.

Dated:
               -------------------------------------


By:
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                                      -11-